Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in Annex F and to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 28, 2022, relating to the consolidated financial statements of Second Sight Medical Products, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP
Walnut Creek, California
May 13, 2022